UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                                  May 20, 2005
                 Date of Report (Date of earliest event reported)



                                   NICOR INC.
              (Exact name of registrant as specified in its charter)


          Illinois                    1-7297               36-2855175
 (State or other jurisdiction      (Commission          (I.R.S. Employer
      of incorporation)            File Number)      Identification Number)


                                 1844 Ferry Road
                         Naperville, Illinois 60563-9600
               (Address of principal executive offices) (Zip Code)

                                 (630) 305-9500
               (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events
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The escrow arrangement entered into by Nicor Inc. (Nicor) with a third party escrow agent on behalf of the company and its insured directors and officers in April of 2004 was terminated on May 17, 2005. The escrow was created with $29 million deposited by an insurance carrier in partial reimbursement of costs incurred by Nicor in a securities class action and a related shareholder derivative action, both of which were previously settled by Nicor. With termination of the escrow, the full amount of the escrow of $29 million, plus earnings thereon of approximately $0.3 million, was distributed to the company. Nicor will reflect the $29.3 million (pre-tax) in its Consolidated Statement of Operations for the quarter ending June 30, 2005.


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Signature
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    Nicor Inc.


Date    May 20, 2005                /s/ RICHARD L. HAWLEY
      ----------------              ---------------------
                                    Richard L. Hawley
                                    Executive Vice President and
                                    Chief Financial Officer